Exhibit 2.2(b)

AMENDMENT NUMBER ONE

AMENDED AND RESTATED INTELLECTUAL PROPERTY LICENSE AND CONTRIBUTION AGREEMENT

This AMENDMENT NUMBER ONE to the AMENDED AND RESTATED INTELLECTUAL PROPERTY LICENSE AND CONTRIBUTION AGREEMENT (the “Amendment”) is made with retroactive effect to December 20, 2012 (the “Amendment Effective Date”), by and among Neotope Biosciences Limited, a private limited company incorporated under the laws of Ireland with offices at 25-28 North Wall Quay, Dublin 1, Ireland (“NBL”), Elan Pharma International Limited, a private limited company incorporated under the laws of Ireland with offices at Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland (“EPIL”), Elan Pharmaceuticals, LLC (f/k/a Elan Pharmaceuticals, Inc), a Delaware limited liability company with offices at 300 Technology Square, Third Floor, Cambridge, Massachusetts, U.S.A. 02139 (“EPI”), Elan Corporation, plc, an Irish public limited company with offices at Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland (“Elan plc”), and Crimagua Limited, a private limited company incorporated under the laws of Ireland with offices at Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland (“Crimagua”).

RECITALS

A. WHEREAS, EPIL and EPI and NBL have previously entered into an Amended and Restated Intellectual Property License and Contribution Agreement, effective as of December 20, 2012 (the “A&R IPLCA”);

B. WHEREAS, pursuant to the Demerger Agreement, dated November 8, 2012, between Elan plc and Prothena Corporation plc (“Prothena”) (the “Demerger Agreement”), the Prothena Business (as defined in the Demerger Agreement), including NBL, was transferred from Elan plc to Prothena;

C. WHEREAS, Elan plc, EPIL, EPI, and Janssen Alzheimer Immunotherapy (f/k/a Juno Neurosciences) (“JAI”) have previously entered into a License and Grant-Back Agreement, dated as of September 17, 2009 (the “Janssen Agreement”);

D. WHEREAS, under the Janssen Agreement, JAI shall assign Issued Non-Aß Patent Rights (as defined in the Janssen Agreement) to Elan plc or its designated affiliate at Elan plc’s request;

E. WHEREAS, under the Janssen Agreement, JAI granted to Crimagua and any affiliate it may designate in writing a license under certain patents and patent applications solely for purposes outside the field of treatment and/or prevention of human neurodegenerative conditions associated with beta amyloid deposition;

F. WHEREAS, Elan plc may have had, may have, or may in the future have, ownership rights in Non-Aß General Immunotherapy Patent Rights (as defined in the A&R IPLCA) acquired from JAI under the Janssen Agreement;

G. WHEREAS, Crimagua may have had, may have, or may in the future have, a license under General Immunotherapy Patent Rights other than Non-Aß General Immunotherapy Patent Rights (each as defined in the A&R IPLCA) from JAI under the Janssen Agreement;

H. WHEREAS, Elan plc and Crimagua wish to transfer to NBL all rights they may have under the Janssen Agreement to the extent set forth in the A&R IPLCA; and

I. WHEREAS, the parties mutually desire to amend the A&R IPLCA by adding Elan plc and Crimagua as parties to the A&R IPLCA, as set forth below.

NOW, THEREFORE, NBL, Elan plc, EPIL, EPI, and Crimagua agree as follows, effective as of the Amendment Effective Date:

AGREEMENT

1. Elan plc and Crimagua are hereby added as parties to the A&R IPLC and shall be included in the definition of “Elan” under the A&R IPLC.

2. The parties hereby agree that JAI may assign Non-Aß General Immunotherapy Patent Rights (as defined in the A&R IPLC) directly to NBL.

3. Elan plc hereby acknowledges and agrees that it has not designated, and shall not designate, any affiliate other than EPIL or EPI for purposes of Section 4.1 of the Janssen Agreement or any other provision of the Janssen Agreement with respect to Issued Non-Aß Patent Rights (as defined in the Janssen Agreement).

4. Crimagua hereby acknowledges and agrees that it has not designated, and shall not designate, any affiliate other than EPIL or EPI for purposes of Section 3.3.1 of the Janssen Agreement in the field of the Projects (as defined in the A&R IPLCA) or any other provision of the Janssen Agreement with respect to the field of the Projects.

5. Except as modified herein, the A&R IPLCA remains in full force and effect and is hereby incorporated by this reference.

[signature page follows]

ACCEPTED AND AGREED:

NEOTOPE BIOSCIENCES LIMITED		ELAN PHARMA INTERNATIONAL LIMITED

By:	/s/ Shane Cooke	By:	/s/ William F. Daniel
Name:	Shane Cooke	Name:	William F. Daniel
Title:	Director	Title:	Director
Date:	24 September 2013	Date:	19 September 2013

ELAN PHARMACEUTICALS, LLC

		By:	/s/ John L. Donahue
		Name:	John L. Donahue
		Title:	Secretary
		Date:	20 September 2013

ELAN CORPORATION, PLC

		By:	/s/ William F. Daniel
		Name:	William F. Daniel
		Title:	EVP & Company Secretary
		Date:	19 September 2013

CRIMAGUA LIMITED

		By:	/s/ William F. Daniel
		Name:	William F. Daniel
		Title:	Director
		Date:	19 September 2013